Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by references in the registration statement of FirstEnergy Corp. on Form S-8 (File No. 333-72764) of our report dated April 11, 2002, on our audit of the financial statements of the GPU Companies Employee Savings Plan for Nonbargaining Employees as of December 31, 2001 and 2000 and for the years then ended, which report is included in this Annual Report on Form 11-K.



                             MILLIGAN & COMPANY, LLC



105 N. 22nd Street, 2nd Floor
Philadelphia, Pennsylvania
June 21, 2002